SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2008

FBR CAPITAL MARKETS CORPORATION

(Exact name of Registrant as specified in its charter)

Virginia	20-5164223	001-33518
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of Material Definitive Agreement

As discussed below under Item 5.02, on February 19, 2008, the Board of Directors of FBR Capital Markets Corporation (“FBCM” or the “Company”) established a 2008 Incentive Compensation Program for certain of its executive officers. As a result, effective January 1, 2008, the Management Services Agreement, dated July 20, 2006, by and between Friedman, Billings, Ramsey Group, Inc. (“FBR Group”) and FBCM terminated. FBR Group is the beneficial owner of approximately 52% of the outstanding capital stock of FBCM. As a result of this termination, FBCM will no longer pay a fee to FBR Group for the services of its executive management team and, instead, FBCM has assumed responsibility for approving the compensation arrangements of its executive management team for 2008 and future years.

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of 2008 Incentive Compensation Program

FBCM has not historically paid any cash compensation to its executive management team and instead paid a fee to FBR Group pursuant to the Management Services Agreement referenced above and relied on FBR Group to compensate its executive management team for their services. As a result, no compensatory arrangements providing for cash compensation to FBCM’s executive management team have previously been established. As mentioned above, for 2008 and future years, the Compensation Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) of FBCM and the independent members of the FBCM Board of Directors will assume responsibility for approving compensation for the FBCM executive management team.

On December 17, 2007 and February 19, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) of FBCM reviewed overall Company and executive management performance for 2007 and corporate and individual performance goals for 2008. On February 19, 2008 the Committee recommended and the independent members of the Board of Directors approved, an Incentive Compensation Program for certain of FBCM’s executive management team for 2008 (the “ICP”). A more detailed explanation regarding this incentive compensation program will be set forth in the Compensation Discussion and Analysis included in the annual proxy statement of FBCM to be filed with the SEC before April 30, 2008.

Under the ICP, Eric F. Billings, Chairman of the Board and Chief Executive Officer; Richard J. Hendrix, President and Chief Operating Officer; William J. Ginivan Executive Vice President and Chief Legal Officer and the Executive Vice President and Chief Financial Officer share in an incentive compensation pool. The Committee intends for this annual incentive opportunity to be a substantial component of total compensation. Because the annual incentive opportunity and individual award depends upon FBCM’s and the individual executive’s achievement of certain performance measures, the Committee believes this form of compensation greatly benefits FBCM’s stockholders. The Committee determines the amount of incentive pool funding after the close of the fiscal year so that all relevant data are available regarding the corporate and individual performance measures, relying upon audited financial results. Funding for the ICP annual cash incentive award component is based on an assessment of FBCM’s actual financial performance relative to the Committee’s pre-established financial performance goals.

If actual net revenue does not reach a certain threshold level of goal performance, the ICP will not fund. Once actual net revenue reaches the established threshold level, the ICP will funds an initial pool equal to 2.5% of net revenue. For 2008, the Committee set a net revenue threshold goal of $200 million, which, if achieved, will create an initial ICP pool of $5 million.

For 2008, the ICP will fund above the initial threshold amount of $5 million in two additional components as outlined below:

1.	When actual net revenue exceeds $250 million, the ICP will fund an additional amount equal to 2.0% of the net revenue amount above the $250 million level. For example, if 2008 net revenue is $300 million the ICP will fund an additional $1 million (2% times $50 million).

2.	The ICP will also fund an additional profit participation pool amount ranging on a sliding scale from 3% to 8% of pre-tax, pre-profit participation pool net income based on 2008 pre-tax, pre-profit participation pool ROE performance ranging from 5% to 25% of 2008 return on equity. This component of the ICP will be funded according to the following schedule:

Profit formula:	ROE	Profit Percentage
	5%	3.00%
	6%	3.25%
	7%	3.50%
	8%	3.75%
	9%	4.00%
	10%	4.25%
	11%	4.50%
	12%	4.75%
	13%	5.00%
	14%	5.25%
	15%	5.50%
	16%	5.75%
	17%	6.00%
	18%	6.25%
	19%	6.50%
	20%	6.75%
	21%	7.00%
	22%	7.25%
	23%	7.50%
	24%	7.75%
	25%	8.00%

Individual awards from the pool will be paid through a combination of cash and restricted stock to be determined by the Committee pursuant to the Company’s equity deferral program. The Committee and the Board will also have discretion to reduce the size of the ICP pool and to award a smaller amount than would otherwise be earned under the ICP pool criteria if the Committee and the Board believe that is appropriate.

The Compensation Committee believes tying annual incentive awards to net revenue and return on equity are effective means of directly linking executive compensation to stockholders’ interests. The Committee will determine financial performance for the 2008 ICP in accordance with generally accepted accounting principles, subject to adjustment, as currently in effect, for unusual, infrequently occurring or extraordinary items or cumulative effects of changes in accounting principles or tax laws.

In implementing the ICP, the Committee and the Board consider the effects of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a public company’s tax deduction for the named executive officers in excess of $1 million in any tax year. Under Section 162(m), compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though the executive’s total direct compensation may exceed $1 million in a given year. FBCM seeks to preserve the tax deductibility of the compensation it pays to executive officers, to the extent it can do so without impairing the operation and effectiveness of our compensation policies and programs. FBCM believes, and has received confirmation from outside counsel, that the ICP meets 162(m) requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR CAPITAL MARKETS CORPORATION

Date: February 26, 2008	By:	/s/ Eric F. Billings
Eric F. Billings
Chairman of the Board and Chief Executive Officer

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